  EXHIBIT 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Fiscal 2017 Second Quarter Net Income Increased to $0.09
Per Share Versus $0.05 Per Share Last Year On 9.0% Revenue Gain

Van Nuys, CA – February 10, 2017 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2017:

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Revenue increased 9.0% to $9.1 million for this year's second quarter compared to $8.4 million for the second quarter of fiscal 2016.
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Second quarter net income attributable to Trio-Tech common shareholders increased 63.2%.
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EPS increased to $0.09 per diluted share, compared to $0.05 per share, in the second quarter of fiscal 2017.
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Revenue increased 11.0% to $18.1 million compared to $16.3 million for the first six months of fiscal 2016.
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Six months net income attributable to Trio-Tech common shareholders increased 36.5%.
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EPS increased to $0.17 per diluted share, compared to $0.13 per share, in the first six months of fiscal 2016.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Revenue increased for each of Trio-Tech's businesses in the second quarter of fiscal 2017, compared to the second quarter of fiscal 2016. Semiconductor testing services delivered double digit revenue growth, compared to the second quarter of fiscal 2016, increasing in all regions except for our China operations. This strength was also reflected in our distribution segment, which continues to achieve strong double digit sales gains, primarily due to higher demand from our Asia customer base.
"Selling, general and administrative expenses increased during the quarter compared to the second quarter of fiscal 2016, reflecting the Company’s efforts to expand sales of manufactured products and testing services." Yong added that net income for this year's second quarter benefitted from a foreign exchange gain, compared to a foreign exchange loss in the second quarter of fiscal 2016.
"We remain cautiously optimistic for the remainder of the fiscal year," Yong concluded.

Fiscal 2017 Second Quarter Results
For the three months ended December 31, 2016, revenue increased 9% to $9,104,000 compared to revenue of $8,354,000 for the same quarter last fiscal year. Manufacturing revenue increased 1.3% to $3,320,000 for second quarter of 2017 compared to $3,276,000 in the same quarter last fiscal year. Revenue from semiconductor testing services increased 10.0% to $4,070,000 in second quarter of 2017, compared to $3,701,000 for last year's second quarter. Distribution revenue increased 23.3% to $1,675,000 from $1,359,000 for the second quarter of fiscal 2016.
Gross margin for the second quarter of fiscal 2017 was 25.2% compared to 25.3% in the same quarter last year. Increased sales of lower margin products, compared to the same quarter last year, affected gross margins at the manufacturing segment, while higher volume and increased capacity utilization, compared to the same quarter last year, improved gross margins at the testing segment. Distribution gross margin benefitted from an improved product mix at this segment, compared to the same quarter last year.

(more)
16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Fiscal 2017 Second Quarter Net Income Increased to $0.09 Per Share Versus $0.05 Per Share Last Year On 9.0% Revenue Gain
February 10, 2017
Page Two

Operating expenses for the second quarter of fiscal 2017 increased to $2,016,000, or 22.1% of revenue, from $1,787,000, or 21.4% of revenue in the same quarter last year. The increase in operating expenses is attributable to higher selling and overhead expenses for manufacturing and testing services segments, compared to the second quarter last year.
Other income, related to foreign exchange gains, contributed to a 63.2% increase in second quarter net income attributable to Trio-Tech common shareholders to $310,000, or $0.09 per diluted share, compared to net income attributable to Trio-Tech common shareholders of $190,000, or $0.05 per diluted share, in the second quarter of fiscal 2016.

Fiscal 2017 Six Months Results
For the six months ended December 31, 2016, revenue increased 11% to $18,075,000 compared to revenue of $16,284,000 for the same period last fiscal year. Manufacturing revenue increased 9.0% to $6,991,000 for the six months compared to $6,416,000 in the first six months of fiscal 2017. Revenue from semiconductor testing services increased 9.9% to $8,227,000 for the six months compared to $7,484,000 for in the same period last year. Distribution revenue increased 19.1% to $2,779,000 from $2,334,000 for the first six months of fiscal 2016.
Gross margin for the first six months of fiscal 2017 was 25.7% compared to 26.4% in the same period in in fiscal 2016. The manufacturing segment margin was 22.5% compared to 28.6% in the same period last year and testing services margin was 33.5% compared to 29.8% for the same period last year. Distribution gross margin for the first six months of both fiscal 2016 and 2017 was 10.3%.
Operating expenses for the first six months of fiscal 2017 were 22.1% of revenue compared to 22.5% of revenue in the same period of fiscal 2016. Net income attributable to Trio-Tech common shareholders increased 36.5% to $613,000, or $0.17 per diluted share, compared to net income attributable to Trio-Tech common shareholders of $449,000, or $0.13 per diluted share, for the same period in fiscal 2016.
Shareholders' equity at December 31, 2016 was $20,087,000, or $5.72 per outstanding share, compared to $20,871,000, or $5.94 per outstanding share, at June 30, 2016. There were approximately 3,513,000 common shares outstanding at December 31, 2016 and June 30, 2016.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company’s products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company’s products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes to government policies, potential legislative changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company’s control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” “believes,” “can impact,” “continue,” or the negative thereof or other comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2016	2015	2016	2015

Manufacturing	$3,320	$3,276	$6,991	$6,416
Testing services	4,070	3,701	8,227	7,484
Distribution	1,675	1,359	2,779	2,334
Others	39	18	78	50

	9,104	8,354	18,075	16,284
Cost of Sales
Cost of manufactured products sold	2,622	2,471	5,417	4,580
Cost of testing services rendered	2,658	2,499	5,472	5,257
Cost of distribution	1,501	1,240	2,492	2,093
Others	29	29	42	61

	6,810	6,239	13,423	11,991

Gross Margin	2,294	2,115	4,652	4,293

Operating Expenses:
General and administrative	1,776	1,599	3,519	3,261
Selling	180	141	365	312
Research and development	52	51	105	97
Loss (gain) on disposal of property, plant and equipment	8	(4)	8	(4)

Total operating expenses	2,016	1,787	3,997	3,666

Income from Operations	278	328	655	627

Other (Expenses) Income
Interest expenses	(48)	(51)	(106)	(104)
Other income, net	203	18	313	226

Total other income (expenses)	155	(33)	207	122

Income from Continuing Operations before Income Taxes	433	295	862	749
Income Tax Expenses	(67)	(86)	(150)	(153)

Income from Continuing Operations
before Non-controlling Interest, Net of Tax	366	209	712	596
(Loss) income from Discontinued Operations, Net of Tax	(4)	6	(3)	(4)

NET INCOME	362	215	709	592

Less: Income Attributable to Non-controlling Interest	52	25	96	143

Net Income Attributable to Trio-Tech International	$310	$190	$613	$449

Net Income Attributable to Trio-Tech International:

Income from Continuing Operations, Net of Tax	316	188	619	452
(Loss) income from Discontinued Operations, Net of Tax	(6)	2	(6)	(3)

Net Income attributable to Trio-Tech International	$310	$190	$613	$449

Net income per share - basic	$0.09	$0.05	$0.18	$0.13
Net income per share - diluted	0.09	0.05	0.17	0.13

Weighted Average Shares Outstanding - Basic	3,513	3,513	3,513	3,513
Weighted Average Shares Outstanding - Diluted	3,569	3,529	3,552	3,525

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Comprehensive (Loss) Income
Attributable to Trio-Tech International:

Net income	$362	$215	$709	$592

Foreign Currency Translation, Net of Tax	(1,094)	22	(1,377)	(1,403)

Comprehensive (Loss) Income	(732)	237	(668)	(811)

Less: Comprehensive (Loss) Income
Attributable to Non-controlling Interest	(16)	114	(37)	(138)

Comprehensive (Loss) Income
Attributable to Trio-Tech International	$(716)	$123	$(631)	$(673)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2016	2016
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,336	$3,807
Short-term deposits	658	295
Trade accounts receivable, net	7,577	8,826
Other receivables	316	596
Inventories, net	1,666	1,460
Prepaid expenses and other current assets	363	264
Assets held for sale	82	92

Total current assets	14,998	15,340

Deferred tax assets	371	401
Investment properties, net	1,234	1,340
Property, plant and equipment, net	10,290	11,283
Other assets	1,882	1,788
Restricted term deposits	1,921	2,067

Total non-current assets	15,698	16,879

TOTAL ASSETS	$30,696	$32,219

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$1,419	$2,491
Accounts payable	3,730	2,921
Accrued expenses	2,681	2,642
Income taxes payable	204	230
Current portion of bank loans payable	235	342
Current portion of capital leases	209	235

Total current liabilities	8,478	8,861

Bank loans payable, net of current portion	1,454	1,725
Capital leases, net of current portion	398	503
Deferred tax liabilities	237	216
Other non-current liabilities	42	43

Total non-current liabilities	2,131	2,487

TOTAL LIABILITIES	10,609	11,348

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares
issued and outstanding at December 31, 2016 and June 30, 2016, respectively	10,882	10,882
Paid-in capital	3,189	3,188
Accumulated retained earnings	3,638	3,025
Accumulated other comprehensive gain-translation adjustments	918	2,162

Total Trio-Tech International shareholders' equity	18,627	19,257

Non-controlling interest	1,460	1,614

TOTAL EQUITY	20,087	20,871

TOTAL LIABILITIES AND EQUITY	$31,696	$32,219